UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2017

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 369-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Yes  ☒    No  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)
On June 16, 2017, in connection with the elimination of multiple management positions to maintain a competitively advantaged cost structure at Era Group Inc. (the “Company”), Andrew Puhala, Senior Vice President, Chief Financial Officer, departed the Company. The Company and Mr. Puhala are in the process of negotiating a Separation and Release Agreement setting forth the terms of Mr. Puhala’s departure with the Company.
(c)
Effective June 16, 2017, the Board of Directors of the Company (the “Board”) appointed Jennifer Whalen, Vice President and Chief Accounting Officer of the Company, to the position of Vice President, Acting Chief Financial Officer of the Company. Ms. Whalen will retain the responsibilities of the Principal Accounting Officer.
Ms. Whalen, age 43, has served as the Company's Vice President and Chief Accounting Officer since August 2013. Ms. Whalen joined the company as Controller in April 2012. From August 2007 to March 2012, Ms. Whalen served in several capacities at nLIGHT Photonics Corporation, a supplier of high-performance lasers, including as Director of Accounting. Prior to these roles, Ms. Whalen served as the Manager of Accounting at InFocus Corporation for just over two years. After serving in the U.S. military, Ms. Whalen started her career in public accounting in the Assurance practice group at PricewaterhouseCoopers for nearly five years.
The Company is not aware of any related party transactions with respect to Ms. Whalen to report under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.
(e) Compensatory Arrangements of Certain Officers
In connection with her appointment to the position of Vice President, Acting Chief Financial Officer, the Compensation Committee of the Board (the “Committee”) approved adjustments to Ms. Whalen’s annual base salary and target bonus opportunity under the annual cash bonus plan for the fiscal year 2017 previously approved by the Committee. Effective June 16, 2017, Ms. Whalen’s annual base salary will be adjusted from $210,000 to $250,000, and her target bonus opportunity for the current fiscal year will be adjusted from 50% to 75% of her annual base salary on a pro-rated basis.
In addition, Ms. Whalen was granted a one-time award of 9,695 shares of restricted stock representing the right to receive, upon vesting, shares of the Company’s common stock pursuant to the terms of the Era Group Inc. 2012 Share Incentive Plan and the form of award agreement previously approved by the Committee. Ms. Whalen’s shares of restricted stock will vest in one-third increments on the first, second and third anniversary of Ms. Whalen’s appointment on June 16, 2017.
Ms. Whalen will continue to be eligible to participate in the Company’s other benefits, and no other adjustment will be made to her compensation arrangements in connection with her appointment as Vice President, Acting Chief Financial Officer.
Item 7.01 Regulation FD Disclosure
On June 16, 2017, the Company issued a press release announcing the appointment of Ms. Whalen as Vice President, Acting Chief Financial Officer of the Company, and departure of Mr. Puhala from the Company, a copy of which is furnished with this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
99.1 Press Release of Era Group Inc., dated June 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

Date: June 16, 2017	By:	/s/ Christopher S. Bradshaw

	Name:	Christopher S. Bradshaw
	Title:	President and Chief Executive Officer